N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS — ALBANY, NY 12231-0001

FILING RECEIPT

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ENTITY NAME: THE3RDBEVCO INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) STOCK — COUNTY: SUFF

==

FILED:04/23/2020 DURATION:********* CASH#:200423000523 FILM #:200423000485

FILER:

HUBCO INCORPORATION SERVICES
238 WEST JERICHO TURNPIKE

HUNTINGTON STATION, NY 11746

ADDRESS FOR PROCESS:

REGISTERED AGENT:

STOCK: 50000001 PV .0001000

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SERVICE COMPANY: HUBCO — SERVICE CODE: 29

FEES	95.00	PAYMENTS	95.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	95.00
HANDLING	25.00	OPAL	0.00
		REFUND	0.00

==

122767 — DOS-1025 (04/2007)

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on April 24, 2020.

Brendan C. Hughes
Executive Deputy Secretary of State

Rev. 06/13

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

THE3RDBEVCO INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

THE3RDBEVCO INC.

If the name of the corporation has been changed, the name under which it was formed is:

LAID BEVERAGES INC.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

October 2, 2019

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

The Certificate of Incorporation of this corporation is hereby amended to effect the following change:

The certificate of incorporation is amended to Increase the amount of shares of the corporation that has the authority to issue and the par value of said shares.

The present authorized shares, 25,000,001 at $.0001 Par value of which 25,000,000 are common shares at $.0001 Par Value and 1 Share is Series B Preferred Shares at $.0001 Par Value, none of which have been issued, are hereby Increase the number of shares to 50,000,001 at $.0001 Par value of which 50,000,000 are common shares at $.0001 Par Value and 1 Share is Series B Preferred Shares at $.0001 Par Value,

Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

(4) The total number and value of shares of stock which the corporation shall have authority to issue is:

50,000,001 at $.0001 Par value of which 50,000,000 are common shares at $.0001 Par Value and 1 Share is Series B Preferred Shares at $.0001 Par Value.

Paragraph _________ of the Certificate of Incorporation relating to:

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☑ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

☐ The sole incorporator of the corporation, which has no shareholders of record.

/S/ Peter Scalise III
(Signature)

Peter Scalise III
(Name of Signer)

PRESIDENT
(Title of Signer)

485

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

THE3RDBEVCO INC.

Under Section 805 of the Business Corporation Law

HUBCO #29
DRAWDOWN

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED APR 23 2020

TAX $
BY:

2020 APR 23 PM 4:02

FILER:
HUBCO INCORPORATION SERVICES
238 WEST JERICHO TURNPIKE
HUNTINGTON STATION, NY 11746

Customer Reference #
122767

523